SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[]             Preliminary Information Statement

[]             Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]          Definitive Information Statement

               Templeton INSTITUTIONAL FUNDS

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X]               No fee required.

[]                  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

__________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

__________________________________________________________________________

3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

__________________________________________________________________________

5)   Total fee paid:

__________________________________________________________________________

[ ]                 Fee paid previously with preliminary materials.

[ ]                 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

     __________________________________________________________________________

2)   Form, Schedule or Registration Statement No.:

     __________________________________________________________________________

3)   Filing Party:

     __________________________________________________________________________

4)   Date Filed:

     __________________________________________________________________________

foreign smaller companies series

A SERIES OF TEMPLETON INSTITUTIONAL FUNDS

300 S.E. 2nd Street

Fort Lauderdale, Florida 33301

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Foreign Smaller Companies Series (the “Fund”), a series of Templeton Institutional Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: http://www.franklintempleton.com/TFSCXInfo.

The Information Statement describes a recent change involving the investment management of the Fund.  Templeton Investment Counsel, LLC (“Investment Counsel”) currently serves as the investment manager to the Fund.  Under an exemptive order from the U.S. Securities and Exchange Commission, Investment Counsel is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Trust’s Board of Trustees (the “Board”).  Under the exemptive order, Investment Counsel, the Fund’s investment manager, has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  On December 3, 2020, the Board, on behalf of the Fund, appointed Franklin Templeton Investments Corp. (“FTIC”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between Investment Counsel and FTIC, effective January 1, 2021, pursuant to which FTIC supports Investment Counsel in providing investment advice to the Fund.  In connection with the appointment of FTIC as a sub-advisor to the Fund, David A. Tuttle, CFA, an employee of FTIC, has been added as a portfolio manager to the Fund. Heather Waddell, CFA, an employee of Investment Counsel, was also added as a portfolio manager to the Fund on January 1, 2021.  Harlan B. Hodes, an employee of Investment Counsel, has served as the lead portfolio manager of the Fund since 2007.

A more detailed description of FTIC and its investment operations, information about the new sub-advisory agreement with FTIC, and the reasons the Board appointed FTIC as a sub-advisor are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about March 25, 2021, to shareholders of record of the Fund as of March 11, 2021.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement.  This process, called “householding,” will continue indefinitely unless you instruct us otherwise.  If you prefer not to have this document or future documents householded, please call us at (800) 321-8563.  The Information Statement will be available online until at least June 29, 2021.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

458 SHLTR 03/21

foreign smaller companies series

A SERIES OF TEMPLETON INSTITUTIONAL FUNDS

300 S.E. 2nd Street

Fort Lauderdale, Florida 33301

INFORMATION STATEMENT

This Information Statement describes a recent change involving the investment management of the Foreign Smaller Companies Series (the “Fund”), a series of Templeton Institutional Funds (the “Trust”).  At a meeting held on December 3, 2020 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, appointed Franklin Templeton Investments Corp. (“FTIC”) as a sub-advisor to the Fund and approved a new sub-advisory agreement between Templeton Investment Counsel, LLC (“Investment Counsel” or the “Investment Manager”), the Fund’s investment manager, and FTIC, effective January 1, 2021, pursuant to which FTIC supports Investment Counsel in providing investment advice to the Fund.  In connection with the appointment of FTIC as a sub-advisor to the Fund, David A. Tuttle, CFA, an employee of FTIC, has been added as a portfolio manager to the Fund.  Heather Waddell, CFA, an employee of Investment Counsel, was also added as a portfolio manager to the Fund on January 1, 2021.  Harlan B. Hodes, an employee of Investment Counsel, has served as the lead portfolio manager of the Fund since 2007.

Investment Counsel has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), Investment Counsel is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about March 31, 2021 to all shareholders of record of the Fund as of March 11, 2021 (the “Record Date”).  The Information Statement will be available online at http://www.franklintempleton.com/TFSCXInfo until at least June 29, 2021.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of a recent change in the investment management of the Fund.  The Board, upon the recommendation of Investment Counsel, has approved a new sub-advisory agreement between Investment Counsel and FTIC (the “FTIC Sub-Advisory Agreement”).  Investment Counsel and FTIC are both indirect wholly owned subsidiaries of Franklin Resources, Inc. (“FRI” or “Franklin Resources”).  This Information Statement provides details regarding FTIC, the FTIC Sub-Advisory Agreement and the reasons the Board appointed FTIC as a new sub-advisor.

What is the Manager of Managers Structure?

Following the appointment of FTIC as a sub-advisor, the Fund currently has one sub-advisor.  FTIC provides Investment Counsel with investment management advice (which may include research and analysis).  Pursuant to the Manager of Managers Order, Investment Counsel has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisor(s) and recommend their hiring, termination and replacement.  Investment Counsel also, subject to the review and approval of the Board, sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisor(s) to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions.  Subject to review by the Board, Investment Counsel may allocate and, when appropriate, reallocate the Fund’s assets among sub-advisor(s), and will monitor and evaluate each sub-advisor’s performance.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF FTIC AS A SUB-ADVISOR TO THE FUND

Why was FTIC appointed as a New Sub-Advisor?

Investment Counsel recommended, and the Board approved, the appointment of FTIC as a sub-advisor to the Fund to support Investment Counsel in providing investment advice to the Fund, with David A. Tuttle, CFA, being added as a portfolio manager to the Fund. Heather Waddell, CFA, an employee of Investment Counsel, was also added as a portfolio manager to the Fund on January 1, 2021.  Harlan B. Hodes, an employee of Investment Counsel, has served as the lead portfolio manager of the Fund since 2007.

Has the addition of FTIC increased the Fund’s fees and expenses?

No.  The addition of FTIC as sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by Investment Counsel to FTIC are deducted from the fees paid by the Fund to Investment Counsel.  The addition of FTIC as sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about FTIC

FTIC, located at 200 King Street West, Suite 1500, Toronto, Ontario, Canada M5H 3T4, is a Canadian corporation and is registered as an investment adviser with the SEC.  FTIC is a wholly owned subsidiary of Templeton International, Inc. (located at One Franklin Parkway, San Mateo, California 94403-1906), which is a wholly owned subsidiary of Templeton Worldwide, Inc. (located at One Franklin Parkway, San Mateo, California 94403-1906), which is a wholly owned subsidiary of FRI.  Together, FTIC and its affiliates manage, as of December 31, 2020, over $1.49 trillion in assets, and have been in the investment management business since 1947. FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20% and 21%, respectively, of its outstanding shares as of December 31, 2020.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The following table sets forth the name, business address and principal occupation of each principal executive officer and director of FTIC.

Name and Address	Principal Occupation
Bradley G. Beuttenmiller 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4

Senior Associate General Counsel and Corporate Secretary of FTIC; Vice President, Legal and Secretary of Fiduciary Trust Company of Canada; Secretary of Franklin Templeton Corporate Class Ltd., Templeton Growth Fund, Ltd and FTC Investor Services Inc.; Corporate Secretary of Franklin Global Real Assets Holdings Ltd.

Michael J. D’Agrosa 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4

Chief Compliance Officer, Canada and Chief Anti-Money Laundering Officer of FTIC and Fiduciary Trust Company of Canada; Chief Compliance Officer and Chief Anti-Money Laundering Officer of FTC Investor Services Inc.;

Chief Compliance Officer of Templeton Global Advisors Limited and Templeton Investment Counsel, LLC; Chief Compliance Officer and Deputy Money Laundering Reporting Officer of Franklin Templeton Investments (Brasil) Ltda.

Garey J. Aitken, CFA 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4	Chief Investment Officer of Franklin Bissett Investment Management and Developed Markets Equity – Franklin Local Asset Management; Director of Balanced Equity Management Pty. Limited.
Maarten H. Bloemen 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4	Executive Vice President, Portfolio Manager and Research Analyst Templeton Global Equity Group of FTIC
Ghion Shewangzaw 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4	Director of FTIC,; Senior Vice-President – Head of Franklin Templeton Investments Corp.; Vice President of Franklin Global Real Assets Holdings Ltd.
Duanne W. Green 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4

Director, Chairman, President and Chief Executive Officer of FTIC; Director and Chairman of FTC Investor Services Inc.; Director, President and Chief Executive Officer of Fiduciary Trust Company of Canada, Franklin Templeton Corporate Class Ltd., Templeton Growth Fund, Ltd. and Franklin Global Real Assets Holdings Ltd.

Tina M. Sadler 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4	Executive Vice President, Portfolio Manager and Research Analyst of FTIC
Andrew J. Ashton 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4

Director of FTIC, Franklin Templeton Corporate Class Ltd., Templeton Growth Fund, Ltd., Franklin Templeton Investimentos Brasil Fund SPC and Franklin Templeton Asset Management Mexico, SOFI; Director and Chairman of Fiduciary Trust Company of Canada; Managing Director and Head of the America’s Region of Franklin Templeton; Consulting Board Member of Franklin Templeton Investimentos (Brasil) Ltda and Member of Board of Managers of Franklin Templeton Investment Services Mexico, S. d. R.L.

David Paterson 200 King Street West Suite 1500 Toronto, Ontario Canada M5H 3T4

Chief Financial Officer of FTIC; Vice-President/Controller of Fiduciary Trust Company of Canada and FTC Investor Services Inc.; Director, Corporate Accounting of Franklin Templeton Companies, LLC; Chief Financial Officer and

Designated Financial Principal of Templeton/Franklin Investment Services, Inc., Franklin/Templeton Distributors, Inc. and Franklin Templeton Financial Services Corp.

Exhibit A lists other U.S. registered investment companies that FTIC manages or sub-advises with investment objectives and strategies similar to the Fund.  Exhibit A also sets forth information about these U.S. registered investment companies, the investment management or sub-advisory fees received by FTIC, the net assets of each investment company, and whether FTIC has waived, reduced, or otherwise agreed to reduce its compensation under its applicable investment advisory or sub-advisory contract.

material terms of the FTIC Sub-Advisory Agreement

Below is a summary of the material terms of the FTIC Sub-Advisory Agreement.  This summary is qualified in its entirety by reference to the FTIC Sub-Advisory Agreement, a copy of which is attached as Exhibit B.

Services.  Subject to the overall policies, direction and review of the Board and subject to the instructions and supervision of Investment Counsel, FTIC will provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund.  Investment Counsel will continue to have full responsibility for all investment advisory services provided to the Fund.

Sub-advisory Fees.  FTIC’s provision of sub-advisory services to the Fund will have no impact on the amount of investment management fees that are paid by the Fund or Fund shareholders because the fees that are received by FTIC will be paid directly by Investment Counsel.  Further, shareholder approval would be necessary to increase the investment management fees that are payable by the Fund, which is not contemplated.  The approval of the FTIC Sub-Advisory Agreement will not affect how the Fund is managed or the Fund’s investment goal, principal investment strategies or the principal risks associated with an investment in the Fund.

Under the FTIC Sub-Advisory Agreement, Investment Counsel would pay FTIC a sub-advisory fee equal to 33.33% of the “net investment advisory fee” paid by the Fund to Investment Counsel.  The net investment advisory fee is defined in the FTIC Sub-Advisory Agreement to equal (i) 96% of an amount equal to the total investment management fee payable to Investment Counsel, minus any Fund fees and/or expenses waived and/or reimbursed by Investment Counsel, minus (ii) any fees payable by Investment Counsel to Franklin Templeton Services, LLC (“FT Services”) for fund administrative services.

Payment of Expenses.  During the term of the FTIC Sub-Advisory Agreement, FTIC will pay all expenses incurred by it in connection with the services to be provided by it under the FTIC Sub-Advisory Agreement other than the cost of securities (including brokerage commissions, if any) purchased by the Fund.

Brokerage.  FTIC will use its best efforts to obtain for the Fund the most favorable price and execution available when placing trades for the Fund’s portfolio transactions. The FTIC Sub-Advisory Agreement recognizes that FTIC may place orders on behalf of the Fund with a broker who charges a commission for that transaction which is in excess of the amount of commissions that another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, in accordance with the Fund’s policies and procedures, the terms of the Fund’s investment management agreement, the Fund’s prospectus and Statement of Additional Information, and applicable law.

Limitation of Liability.  The FTIC Sub-Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under such agreement on the part of FTIC, neither FTIC nor any of its directors, officers, employees or affiliates will be subject to liability to Investment Counsel, the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

Continuance.  The FTIC Sub-Advisory Agreement will continue in effect for two years after its effective date of January 1, 2021, unless earlier terminated. The FTIC Sub-Advisory Agreement is thereafter renewable annually for successive periods of twelve (12) months by a vote of a majority of the Fund’s Independent Trustees at a meeting called for the purpose of voting on such approval, and either (a) the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which is defined in the Investment Company Act of 1940 (“1940 Act”), as the lesser of: (A) 67% or more of the voting securities of the Fund present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (B) more than 50% of the outstanding voting securities of the Fund (a “1940 Act Majority Vote”), or (b) a majority of the Board as a whole.

Termination.  The FTIC Sub-Advisory Agreement may be terminated (i) at any time, without payment of any penalty, by the Board upon written notice to Investment Counsel and FTIC, or a 1940 Act Majority Vote of the Fund’s shareholders, or (ii) by Investment Counsel or FTIC upon not less than sixty (60) days’ written notice to the other party.

What fees were paid by the Fund to affiliates of FTIC during the most recent fiscal year?

Information regarding the fees paid by the Fund to affiliates of FTIC during the Fund’s most recently completed fiscal year is provided below, under “ADDITIONAL INFORMATION ABOUT THE FUND.”

What factors did the Board consider when approving the FTIC Sub-Advisory Agreement?

At a meeting held on December 3, 2020 (the “December Board Meeting”), the Board, including a majority of the Independent Trustees, reviewed and approved the FTIC Sub-Advisory Agreement between Investment Counsel, the investment manager, and FTIC, an affiliate of the Investment Manager, on behalf of the Fund, for an initial two year period.  The Independent Trustees received advice from and met separately with Independent Trustee counsel in considering whether to approve the FTIC Sub-Advisory Agreement.

The Board reviewed and considered information provided by the Investment Manager at the December Board Meeting with respect to the FTIC Sub-Advisory Agreement.  The Board also reviewed and considered the factors it deemed relevant in approving the FTIC Sub-Advisory Agreement, including, but not limited to: (i) the nature, extent, and quality of the services to be provided by FTIC; and (ii) the costs of the services to be provided by FTIC.  The Board further reviewed and considered information provided by management showing the expected impact of hiring FTIC on the Investment Manager’s profitability consistent with the Manager of Managers Order.  The Board also considered that management proposed that the Board approve the FTIC Sub-Advisory Agreement in order to facilitate certain portfolio management team enhancements.  The Board reviewed and further considered the form of FTIC Sub-Advisory Agreement and the terms of the FTIC Sub-Advisory Agreement, which were discussed at the December Board Meeting, noting that the terms and conditions of the FTIC Sub-Advisory Agreement were substantially identical to the terms and conditions of sub-advisory agreements for other Franklin Templeton mutual funds.

In approving the FTIC Sub-Advisory Agreement, the Board, including a majority of the Independent Trustees, determined that the hiring of FTIC is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which the Investment Manager or FTIC derives an inappropriate advantage.  The Board also determined that the terms of the FTIC Sub-Advisory Agreement are fair and reasonable. While attention was given to all information furnished, the following discusses some primary factors relevant to the Board’s determination.

Nature, Extent and Quality of Services. The Board reviewed and considered information regarding the nature, extent and quality of investment management services to be provided by FTIC and currently being provided by the Investment Manager and its affiliates to the Fund and its shareholders.  In particular, with respect to FTIC, the Board took into account that the FTIC Sub-Advisory Agreement would not affect how the Fund is managed or the Fund’s investment goal, principal investment strategies or principal risks associated with an investment in the Fund.  The Board reviewed and considered information regarding the nature, quality and extent of investment sub-advisory services to be provided by FTIC to the Fund and its shareholders under the FTIC Sub-Advisory Agreement; FTIC’s experience as manager of other funds and accounts, including those within the Franklin Templeton organization; the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of FTIC and FTIC’s capabilities, as demonstrated by, among other things, its policies and procedures designed to prevent violations of the federal securities laws, which had previously been approved by the Board in connection with its oversight of other funds in the Franklin Templeton organization.

The Board also reviewed and considered the benefits provided to Fund shareholders of investing in a fund that is part of the Franklin Templeton family of funds. The Board noted the financial position of Franklin Resources, the parent of Investment Counsel and FTIC, and its commitment to the mutual fund business as evidenced by its continued introduction of new funds, reassessment of the fund offerings in response to the market environment and project initiatives and capital investments relating to the services provided to the Fund by the Franklin Templeton organization. The Board specifically noted Franklin Templeton’s commitment to enhancing services and controlling costs, as reflected in its  recent outsourcing of certain administrative functions, and growth opportunities, as evidenced by its recent acquisition of the Legg Mason companies.

Following consideration of such information, the Board was satisfied with the nature, extent and quality of services to be provided by FTIC to the Fund and its shareholders.

Fund Performance. The Board noted its review and consideration of the performance results of the Fund in connection with the February 2020 annual contract renewal (the “Annual Contract Renewal”) of the Fund’s investment management agreement and at regular Board meetings throughout the year. The Board recalled that in connection with the Annual Contract Renewal the Board noted a number of changes management implemented/expected to implement to address the Fund’s underperformance.  The Board further recalled its conclusion at that time that it would monitor these changes.  The Board also noted the proposed portfolio management team enhancements for the Fund, and determined that, in light of this change and those referenced above, additional time will be needed to evaluate the effectiveness of management’s actions.

Comparative Fees and Expenses. The Board reviewed and considered information regarding the investment sub-advisory fee to be charged by FTIC.  The Board noted that the addition of FTIC will have no impact on the amount of management fees that are currently paid by the Fund as FTIC will be paid by the Investment Manager out of the management fee that the Investment Manager receives from the Fund.  The Board further noted that the allocation of the fee between the Investment Manager and FTIC reflected the services to be provided by each.  The Board concluded that the proposed investment sub-advisory fee is reasonable.

Management Profitability and Economies of Scale. The Board noted that it reviewed and considered information showing the expected impact of retaining FTIC on the profitability of the Investment Manager consistent with the conditions of the Manager of Managers Order.  The Board determined that its conclusions regarding profitability and economies of scale reached in connection with the Annual Contract Renewal of the investment management agreement with the Investment Manager had not changed as a result of the proposal to approve the FTIC Sub-Advisory Agreement.

Conclusion. Based on its review, consideration and evaluation of all factors it believed relevant, including the above-described factors and conclusions, the Board unanimously approved the FTIC Sub-Advisory Agreement for an initial two year period.

ADDITIONAL INFORMATION ABOUT THE FUND

The Investment Manager

Investment Counsel currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated December 29, 2017, between the Trust, on behalf of the Fund, and Investment Counsel.  The Board most recently voted to renew the management agreement for the Fund on February 23, 2021.  The investment management agreement for the Fund was last submitted to the Fund’s sole initial shareholder in connection with the redomestication of the Trust from a Massachusetts business trust to a Delaware statutory trust, which was approved by the Trust’s shareholders at a meeting held on March 21, 2007 and reconvened on April 11, 2007 and May 4, 2007.  Investment Counsel’s principal offices are located at 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923.  Investment Counsel is an indirect, wholly owned subsidiary of FRI.  Further information about FRI and its principal shareholders can be found above under “INFORMATION ABOUT FTIC.”

The Trustees who are interested persons of Investment Counsel or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by Investment Counsel and its affiliates from the Fund.

The Trust employs Investment Counsel to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the management agreement, Investment Counsel has the authority to make all determinations with respect to the investment of the Fund’s assets and the purchase and sale of its investment securities.  Investment Counsel also may place orders for the execution of the Fund’s securities transactions.  In addition, Investment Counsel has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors.  In allocating the Fund’s assets, Investment Counsel has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays Investment Counsel a fee equal to an annual rate of:

•         0.950% of the value of net assets up to and including $1 billion;

•         0.930% of the value of net assets over $1 billion up to and including $5 billion;

•         0.910% of the value of net assets over $5 billion up to and including $10 billion;

•         0.890% of the value of net assets over $10 billion up to and including $15 billion;

•         0.870% of the value of net assets over $15 billion up to and including $20 billion; and

•         0.850% of the value of net assets over $20 billion.

The fee is calculated daily and paid monthly according to the terms of the management agreement.

For the fiscal year ended December 31, 2020, Investment Counsel agreed to reduce its fees to reflect reduced services resulting from the Fund’s investment in a Franklin Templeton money fund.  However, this reduction was less than 0.01% of the Fund’s average net assets.

The investment management fee, as a percentage of the Fund’s net assets, for the fiscal year ended December 31, 2020 was 0.95%.  For the fiscal year ended December 31, 2020, the aggregate amount of the investment management fees paid by the Fund to Investment Counsel was $5,982,586 (after fee waivers).  Investment management fees before waivers totaled $5,998,465.

FTIC began serving as a sub-advisor to the Fund effective January 1, 2021.  Prior to the appointment of FTIC as a sub-advisor, the Fund had no sub-advisors.  Investment Counsel compensates FTIC for providing investment management advice (which may include research and analysis services).  Investment Counsel pays FTIC for its services from the investment management fees it receives from the Fund.

The Administrator

The administrator for the Fund is FT Services, with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of FRI and an affiliate of Investment Counsel and FTIC.  The fee for administrative services provided by FT Services is paid by Investment Counsel based on the Fund’s average daily net assets, and is not an additional expense of the Fund.  For the fiscal year ended December 31, 2020, Investment Counsel paid FT Services administrative fees of $880,048.  FT Services will continue to provide administrative services to the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  Distributors does not receive compensation from the Fund for acting as the underwriter of the Fund’s shares.  Distributors will continue to act as the principal underwriter for the Fund.

The Transfer Agent

The transfer agent, dividend-paying agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC (“FTIS”), located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.  For the fiscal year ended December 31, 2020, the Fund paid FTIS fees in the amount of $168,414.  FTIS will continue to act as the transfer agent, dividend-paying agent and shareholder servicing agent for the Fund.

Other Matters

The Fund’s most recent audited financial statements and annual report and the most recent semi-annual report to shareholders succeeding the annual report, if any, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/(800) 342-5236 or send a written request to Franklin Templeton Investor Services, P.O. Box 997151, Sacramento, CA 95899-7151.

Principal Shareholders

The outstanding shares of the Fund as of March 11, 2021, are set forth in Exhibit C.  To the knowledge of the Fund’s management, as of March 11, 2021, there were no other entities, except as set forth in Exhibit C, owning beneficially more than 5% of the outstanding shares of the Fund.  For purposes of the 1940 Act, any person who owns, directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to “control” such company.  Accordingly, to the extent that a shareholder identified in the Exhibit C as the beneficial owner and holder of record of more than 25% of the outstanding voting securities of the Fund and has voting and/or investment power, the shareholder may be presumed to control the Fund.

In addition, to the knowledge of the Trust’s management, as of March 11, 2021, no Trustee of the Trust owned 1% or more of the outstanding shares of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, 300 S.E. 2nd Street, Fort Lauderdale, Florida 33301-1923, Attention:  Secretary.  The correspondence will be given to the Board for review and consideration.

EXHIBIT A

Comparable Funds Advised or Sub-Advised by FTIC

None

EXHIBIT B

SUB-ADVISORY AGREEMENT

Templeton Institutional Funds

(on behalf of Foreign Smaller Companies Series)

THIS SUB-ADVISORY AGREEMENT (the “Agreement”), made as of the 1st day of January 2021, by and between TEMPLETON INVESTMENT COUNSEL, LLC, a limited liability company organized under the laws of Delaware  (“TICL”), and FRANKLIN TEMPLETON INVESTMENTS CORP., an Ontario corporation  (“FTIC”).

WITNESSETH

WHEREAS, TICL and FTIC are each registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are engaged in the business of supplying investment management services, as an independent contractor;

WHEREAS, TICL, pursuant to an investment management agreement (“Investment Management Agreement”), has been retained to render investment management services to Foreign Companies Series (the “Fund”), a series of Templeton Institutional Funds (the “Trust”) an investment management company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, TICL desires to retain FTIC to render investment advisory, research and related services to the Fund pursuant to the terms and provisions of this Agreement, and FTIC is interested in furnishing said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.    TICL hereby retains FTIC, and FTIC hereby accepts such engagement, to furnish certain investment advisory services with respect to the assets of the Fund, as more fully set forth herein.

a.    Subject to the overall policies, direction and review of the Trust’s Board of Trustees (the “Board”) and to the instructions and supervision of TICL, FTIC agrees to provide certain investment advisory services with respect to securities and investments and cash equivalents in the Fund. TICL will continue to have full responsibility for all investment advisory services provided to the Fund.

b.    Both FTIC and TICL may place all purchase and sale orders on behalf of the Fund.

c.    Unless otherwise instructed by TICL or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by TICL or by the Board, FTIC shall report daily all transactions effected by FTIC on behalf of the Fund to TICL and to other entities as reasonably directed by TICL or the Board.

d.    For the term of this Agreement, FTIC shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Fund and its proposed strategy for the next quarter, all in such form and detail as requested by the Board. Any team members shall also be available to attend such meetings of the Board as the Board may reasonably request.

e.    In performing its services under this Agreement, FTIC shall adhere to the Fund’s investment objective, policies and restrictions as contained in the Fund’s Prospectus and Statement of Additional Information, and in the Trust’s Agreement and Declaration of Trust, and to the investment guidelines most recently established by TICL and shall comply with the provisions of the 1940 Act and the rules and regulations of the SEC thereunder in all material respects and with the provisions of the United States Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies.

f.    In carrying out its duties hereunder, FTIC shall comply with all reasonable instructions of the Fund or TICL in connection therewith.

2.    In performing the services described above, FTIC shall use its best efforts to obtain for the Fund the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, FTIC may, to the extent authorized by law and in accordance with the terms of the Fund’s Investment Management Agreement, Prospectus and Statement of Additional Information, cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, in recognition of the brokerage and research services that such broker provides, viewed in terms of either the particular transaction or FTIC’s overall responsibilities with respect to accounts managed by FTIC. FTIC may use for the benefit of its other clients any such brokerage and research services that FTIC obtains from brokers or dealers. To the extent authorized by applicable law, FTIC shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

3.    a.    TICL shall pay to FTIC a monthly fee in U.S. dollars equal to 33.33% of the net investment advisory fee payable by the Fund to TICL (the “Net Investment Advisory Fee”), calculated daily, as compensation for the services rendered and obligations assumed by FTIC during the preceding month.

For purposes of this Agreement, the Net Investment Advisory Fee payable by the Fund to TICL shall equal (i) 96% of an amount equal to the total investment management fees payable to TICL, minus any Fund fees and/or expenses waived or reimbursed by TICL, minus (ii) any fees payable by TICL to Franklin Templeton Services, LLC for fund administrative services.

The sub-advisory fee under this Agreement shall be payable on the first business day of the first month following the effective day of this Agreement and shall be reduced by the amount of any advance payments made by TICL relating to the previous month.

b.    If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the month during which the Agreement is in effect bears to the total number of calendar days in the month, and shall be payable within 10 days after the date of termination.

4.    It is understood that the services provided by FTIC are not to be deemed exclusive. TICL acknowledges that FTIC may have investment responsibilities, render investment advice to, or perform other investment advisory services to other investment companies and clients, which may invest in the same type of securities as the Fund (collectively, “Clients”). TICL agrees that FTIC may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Fund. In providing services, FTIC may use information furnished by others to TICL and FTIC in providing services to other such Clients.

5.    FTIC agrees to use its best efforts in performing the services to be provided by it pursuant to this Agreement.

6.    During the term of this Agreement, FTIC will pay all expenses incurred by it in connection with the services to be provided by it under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund and TICL will be responsible for all of their respective expenses and liabilities.

7.    FTIC shall, unless otherwise expressly provided and authorized, have no authority to act for or represent TICL or the Fund in any way, or in any way be deemed an agent for TICL or the Fund.

8.    FTIC will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FTIC may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

9.    This Agreement shall become effective as of the date first written above and shall continue in effect for two years. If not sooner terminated, this Agreement shall continue in effect for successive periods not exceeding 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually by the vote of a majority of the Trust’s Board of Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast at a meeting called for the purpose of voting on such approval, and either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust’s Board of Trustees as a whole.

10.    a.    Notwithstanding the foregoing, this Agreement may be terminated (i) at any time, without the payment of any penalty, by the Board upon written notice to TICL and FTIC, or by vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (ii) by TICL or FTIC upon not less than sixty (60) days’ written notice to the other party.

b.    This Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and in the event of any termination or assignment of the Investment Management Agreement between TICL and the Trust. (“Assignment” has the meaning set forth in the 1940 Act.)

11.    a.    In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of FTIC, neither FTIC nor any of its directors, officers, employees or affiliates shall be subject to liability to TICL or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

b.    Notwithstanding paragraph 11(a), to the extent that TICL is found by a court of competent jurisdiction, or the SEC or any other regulatory agency, to be liable to the Fund or any shareholder (a “liability”) for any acts undertaken by FTIC pursuant to authority delegated as described in Paragraph 1(a), FTIC shall indemnify TICL and each of its affiliates, officers, directors and employees (each a “Franklin Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to such liability, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party, in connection with such liability.

 c.    No provision of this Agreement shall be construed to protect any director or officer of TICL or FTIC from liability in violation of Sections 17(h) or (i), respectively, of the 1940 Act.

12.    In compliance with the requirements of Rule 31a-3 under the 1940 Act, FTIC hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund, or to any third party at the Fund’s direction, any of such records upon the Fund’s request. FTIC further agrees to preserve for periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

13.    Upon termination of FTIC’s engagement under this Agreement or at the Fund’s direction, FTIC shall forthwith deliver to the Fund, or to any third party at the Fund’s direction, all records, documents and books of accounts which are in the possession or control of FTIC and relate directly and exclusively to the performance by FTIC of its obligations under this Agreement; provided, however, that FTIC shall be permitted to keep such records or copies thereof for such periods of time as are necessary to comply with applicable laws, in which case FTIC shall provide the Fund or a designated third party with copies of such retained documents unless providing such copies would contravene such rules, regulations and laws.

Termination of this Agreement or FTIC’s engagement hereunder shall be without prejudice to the rights and liabilities created hereunder prior to such termination.

14.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, in whole or in part, the other provisions hereof shall remain in full force and effect. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by such valid provisions which in their economic effect come as closely as legally possible to such invalid provisions.

15.    Any notice or other communication required to be given pursuant to this Agreement shall be in writing and given by personal delivery, pre-paid registered mail or nationally-recognized overnight delivery service, or by facsimile transmission and shall be effective upon receipt. Notices and communications shall be given:

(i)    to TICL:

 300 SE 2nd Street
 Fort Lauderdale, FL 33301

Facsimile:  954-847-2288

(ii)    to FTIC:

200 King Street West, Suite 1500,

Toronto, ON, M5H 3T4, Canada
Facsimile: 416-364-4452

16.    This Agreement shall be interpreted in accordance with and governed by the laws of the State of Florida.

17.    FTIC acknowledges that it has received notice of and accepts the limitations of the Fund’s liability as set forth in its Agreement and Declaration of Trust. FTIC agrees that the Fund’s obligations hereunder shall be limited to the assets of the Fund; and that FTIC shall not seek satisfaction of any such obligation from any shareholders of the Fund or from any trustee, officer, employee or agent of the Fund.

18.     Where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.

TEMPLETON INVESTMENT COUNSEL, LLC

By:	/s/ Antonio Docal
Name: Antonio Docal
Title: President

FRANKLIN TEMPLETON INVESTMENTS CORP.

By:	/s/ Duane Green
Name: Duane Green
Title: Chairman, President and Chief Executive Officer

EXHIBIT C

OUTSTANDING SHARES OF THE FOREIGN SMALLER COMPANIES SERIES
AS OF MARCH 11, 2021

Foreign Smaller Companies Series	Outstanding Shares
30,672,107.23

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of the Foreign Smaller Companies Series as of March 11, 2021.

Name and Address of Account	Share Amount	Percentage of Fund (%)

National Financial Services LLC* Attn: Mutual Fund Department 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	8,285,057	27.01
Charles Schwab & Co., Inc.* 211 Main Street San Francisco, CA 94105-1905	4,356,431	14.20
SEI Private Trust Co.* c/o Washington Trust Bank One Freedom Valley Dr. Oaks Park, PA19456-9989	2,827,840	9.22
Mitra Co.* c/o BMO Harris Bank 480 Pilgrim Way, Suite 1000 Green Bay, WI 54304	2,498,223	8.14
Wells Fargo Bank* P.O. Box 1533 Minneapolis, MN 55480	1,677,252	5.47
John Hancock Life Insurance* 200 Berkeley Street Boston, MA 02116-5022	1,672,788	5.45
Capinco* c/o US Bank P.O. Box 1787 Milwaukee, WI 53201-1787	1,614,247	5.26
*For the benefit of its customer(s).